Exhibit 99.14

           (Text of graph posted to Ashland Inc.'s website concerning
                      APAC asphalt mix production in tons)

                          APAC Asphalt Mix Production

                                   1999        2000        2001         2002        2003         2004
                                  -----       -----       -----        -----       -----        -----
              January               852       1,322         566        1,022         945          974
              February              997       1,685       1,724        1,688       1,291        1,241
              March               1,250       2,179       1,785        1,927       1,838
              April               2,034       3,217       3,003        3,201       2,761
              May                 2,853       3,253       4,795        4,381       3,866
              June                2,334       3,278       3,349        3,792       3,201
              July                2,504       3,936       3,651        3,370       3,387
              August              3,603       3,885       4,837        4,702       4,632
              September           2,644       3,453       4,500        3,365       3,515
              October             3,677       4,538       4,728        3,418       4,335
              November            3,026       2,150       2,779        2,359       2,541
              December            2,097       1,821       1,763        1,308       1,548